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                                                                       EXHIBIT 4

                                                                  EXECUTION COPY

                                VOTING AGREEMENT

      This VOTING AGREEMENT (this "Agreement"), is made and entered into this 15th day of September 2004 by and among Palo Alto Acquisition Corporation, a Delaware corporation ("Buyer"), and the undersigned stockholder (the "Stockholder") of nStor Technologies, Inc., a Delaware corporation ("Parent").

      WHEREAS, pursuant to the terms and subject to the conditions of that certain Stock Purchase Agreement, dated as of September 15, 2004 (the "Purchase Agreement"), by and among Symphony Service Corp., a Delaware corporation ("Buyer Parent"), its wholly owned subsidiary, Buyer, and each of the shareholders of Stonehouse Technologies, Inc., a Texas corporation (the "Company"), set forth therein, including Parent, Buyer shall purchase all of the stock of the Company, which may constitute substantially all the assets of Parent (the "Transaction");

      WHEREAS, Stockholder is the holder of record or beneficial owner (for all purposes in this Agreement, as such term is defined in Rule 13d-3 of the Rules and Regulations promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the securities for which Stockholder has beneficial ownership shall be "Beneficially Owned") of 21,411,039 shares of the outstanding common stock, par value $0.05 per share of Parent (the "Common Stock");

      WHEREAS, the Shares (as such term is defined below) represent approximately 12.9% of the voting power of the issued and outstanding voting securities of Parent; and

      WHEREAS, to induce the execution of the Purchase Agreement by Buyer and Buyer Parent, Stockholder agrees to vote the Shares so as to facilitate consummation of the Transaction to the extent more fully described below.

      NOW, THEREFORE, in consideration of the mutual promises and the mutual covenants and agreements contained herein, the parties agree as follows:

      1.    Agreement to Vote Shares.

            1.1 At any meeting of the stockholders of Parent called with respect to the Transaction, the Purchase Agreement and the other transactions contemplated thereby, and at any adjournment thereof, and on every action or approval by written consent of stockholders of Parent, and with respect to any consent solicited with respect to the Transaction, the Purchase Agreement and any of the other transactions contemplated thereby, Stockholder shall vote the Shares (a) in favor of approval of the Transaction, the Purchase Agreement, the other transactions contemplated thereby and any matter which could reasonably be expected to facilitate the Transaction and such other transactions and (b) against approval or adoption of any Acquisition Proposal (as such term is defined in the Purchase Agreement) or any other proposal that is intended or would reasonably be construed to be in opposition to, or in competition with, or in conflict with adoption of the Purchase Agreement and consummation of the transactions

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contemplated thereby. Stockholder may vote on all other matters in a manner determined in his sole discretion.

            1.2 Stockholder, as the holder of record or beneficial owner of voting stock of Parent, shall be present, in person or by proxy, at all meetings of stockholders of Parent and at any adjournment thereof, and on every action or approval by written consent of stockholders of Parent with respect to any of the matters addressed in Section 1.1, so that all Shares are counted for the purpose of determining the presence of a quorum at such meetings or on such written consent. Stockholder shall not enter into any agreement or understanding with any person or entity to vote or give instructions in any manner inconsistent with the terms of this Section 1.

      2. Irrevocable Proxy. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Buyer an irrevocable proxy in the form attached hereto as Exhibit A (the "Proxy"), provided that the Proxy shall be revoked only upon the Expiration Date (as defined below). The Proxy is irrevocable and coupled with an interest in the obligations of the Stockholder.

      3. No Solicitation of Proxies. Stockholder agrees (solely in his capacity as such) that he shall not directly or indirectly, engage in any solicitation (as defined in Regulation 14A of the Rules and Regulations promulgated by the Securities and Exchange Commission pursuant to the Exchange
Act) of other stockholders of Parent (a) against the Transaction, the Purchase Agreement, the other transactions contemplated thereby or any matter that could reasonably be expected to facilitate the Transaction and such other transactions or (b) in favor of any Acquisition Proposal.

      4. Definition of Shares. For purposes of this Agreement, the term "Shares" shall include: (i) all securities of Parent (including, without limitation, all shares of Common Stock and all Options) owned of record or Beneficially Owned by Stockholder as of the date of this Agreement, as indicated on the signature page of this Agreement; and (ii) all additional securities of Parent of which Stockholder acquires record ownership during the period from the date of this Agreement through the Expiration Date, including, without limitation, through the exercise or conversion of any options, warrants or other rights to purchase shares of Common Stock and other securities convertible into, or exercisable for shares of Common Stock. In the event of a stock dividend or distribution, or any change in the Shares by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

      5. Transfers of Shares. Stockholder hereby agrees that, at all times during the period commencing with the execution and delivery of this Agreement until the Expiration Date, Stockholder (a) shall not cause or permit the Transfer (as defined below) of any Shares, or any interest in the Shares, to be effected, or discuss, negotiate or make any offer regarding any Transfer of any Shares, and (b) shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy, or enter into any voting agreement or similar agreement or arrangement in contravention of the obligations of Stockholder under this Agreement with respect to the Shares. Stockholder further agrees with, and covenants to, Buyer that Stockholder shall not request that Parent register the Transfer of any certificate or uncertificated interest representing

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any of the Shares, unless such Transfer is made in compliance with this Section
5. From and after the date of this Agreement, through the Expiration Date, Parent will not register or otherwise recognize the transfer (book-entry or otherwise) of any Shares or any certificate or uncertificated interest representing any of Stockholder's Shares, except as permitted by, and in accordance with this Section 5. This Section 5 shall not prohibit a transfer of Shares by Stockholder (A) to any member of Stockholder's immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder's immediate family, or (B) upon the death of Stockholder; provided however, that a transfer referred to in this sentence shall be permitted only if, as a precondition such transfer, the transferee shall have (i) duly executed a counterpart of this Agreement and a proxy in the form attached hereto as Exhibit A, and (ii) agreed in writing to hold such Shares, or such interest therein, subject to all of the terms and conditions set forth in this Agreement. For purposes of this Agreement, a person or entity shall be deemed to have effected a "Transfer" of a security if such person or entity, directly or indirectly: (i) sells, offers to sell, makes any short sales of, pledges, encumbers, lends, hypothecates, enters into any type of equity swap or hedging of, grants an option with respect to, transfers or disposes of such security, any interest therein, or the economic consequences of ownership of such security or (ii) enters into an agreement, contract or commitment providing for the sale of, making any short sales of, pledge of, lending of, encumbrance of, equity swap or hedging of, grant of an option with respect to, transfer of or disposition of such security, any interest therein or the economic consequences of ownership of such security, other than any such actions pursuant to which such person or entity maintains all voting rights with respect to such security.

      6. Representations and Warranties of the Stockholder. Stockholder hereby represents and warrants to Buyer as follows:

            6.1   Authority.

                  (a) Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Stockholder, and the consummation of the transactions contemplated hereby, has been duly authorized by all necessary action on the part of Stockholder.

                  (b) This Agreement has been duly executed and delivered by Stockholder and constitutes a valid and binding obligation of Stockholder enforceable in accordance with its terms, subject to its enforceability against Buyer and the effect of applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity, including, without limitation, the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under or the acceleration of any provision of any trust agreement, partnership agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice,

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      decree, statute, law, ordinance, rule or regulation applicable to
      Stockholder or to any of the property or assets of Stockholder.

                  (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic, foreign or supranational, is required by or with respect to Stockholder in connection with the execution and delivery of this Agreement or the consummation by Stockholder of the transactions contemplated hereby.

            6.2 The Shares. The Shares have not been pledged by Stockholder. Stockholder owns no capital stock of Parent other than the Shares. Except for this Agreement, no proxies or powers of attorney have been granted with respect to the Shares that will remain in effect after the execution of this Agreement. Except for this Agreement and the Proxy, no voting arrangement (including voting agreement or voting trust) affecting the Shares shall remain in effect after the execution of this Agreement.

      7. Effectiveness. The effectiveness of this Agreement is conditioned upon the Purchase Agreement having been duly executed and delivered by all of the parties thereto and the Purchase Agreement being in full force and effect.

      8. Termination. Notwithstanding anything else in this Agreement, this Agreement, the Proxy and all obligations of Stockholder under either this Agreement or the Proxy shall automatically terminate as of the earlier to occur of the following (such date, the "Expiration Date"): (i) such date and time as the Purchase Agreement shall have been terminated in accordance with its terms,
(ii) such date and time as the Transaction shall become effective in accordance with the terms and conditions of the Purchase Agreement or (iii) upon the execution of a written agreement by all parties hereto.

      9. Additional Documents. Buyer and Stockholder hereby covenant and agree to execute and deliver any additional documents necessary, in the reasonable determination of Buyer's legal counsel, to carry out the intent of this Agreement.

      10.   Miscellaneous.

            10.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            10.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without the prior written consent of all of the other parties hereto.

            10.3 Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

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            10.4  Specific Performance; Injunctive Relief. The parties hereto acknowledge that each of the parties will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the parties set forth herein. Therefore, it is agreed that, in addition to any other remedies which may be available to any party upon a violation by one or more other parties, such non-violating party shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to it at law or in equity.

            10.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by commercial overnight courier service, by confirmed fax or sent by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:

            (a) if to Buyer, to:

            Palo Alto Acquisition Corporation
            4015 Miranda Avenue
            Palo Alto, CA 94303
            Attention: Jeff Van Zanten
            Telephone No.: (650) 935-9500
            Telecopy No.: (650) 935-9501

            with a copy to:

            Heller Ehrman Venture Law Group
            275 Middlefield Road
            Menlo Park, CA 94025
            Attention:  Mitchell S. Zuklie
            Telephone No.: (650) 233-8335
            Telecopy No.: (650) 324-0638

            (b) if to Stockholder, to the address set forth below with a copy to:

            Akerman Senterfitt
            Las Olas Centre II
            350 East Las Olas Boulevard, Suite 1600
            Ft. Lauderdale, FL 33301-2229
            Attention: Donn A. Beloff
            Telephone No.: (954) 468-2478
            Telecopy No.: (954) 463-2224

or to such other address as any party hereto may have furnished to the other parties in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

            10.6 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware applicable to contracts to be executed and performed entirely within such State.

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            10.7  Entire Agreement. This Agreement and the other agreements referred to herein contain the entire understanding of the parties in respect of the subject matter hereof and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

            10.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

            10.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

                                            BUYER:

                                            PALO ALTO ACQUISITION CORPORATION

                                            By: /s/ Gordon Brooks
                                                -----------------------------
                                            Name:  Gordon Brooks
                                            Title: President and Chief
                                                   Executive Officer

                                            STOCKHOLDER:

                                            By: /s/ Bernard Marden
                                                -----------------------------
                                            Name:  Bernard Marden

                                            1290 S. Ocean Boulevard
                                            Palm Beach, FL 33480

                                            ___________________________________
                                                            Print Address

                                            (561) 833-2001
                                            -----------------------------------
                                                            Telephone

                                            (561)833-0504
                                            -----------------------------------
                                                            Facsimile No.

                                            Shares Beneficially Owned:

                                            21,411,039 shares of Parent Common
                                            Stock

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                                                                       EXHIBIT A

                                IRREVOCABLE PROXY

      The undersigned stockholder ("Stockholder") of nStor Technologies, Inc., a Delaware corporation ("Parent"), hereby irrevocably appoints Jeff Van Zanten as the sole and exclusive attorney and proxy of Stockholder, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Parent that now are or hereafter may be Beneficially Owned (as defined in the Voting Agreement (as defined below) by Stockholder, and any and all other shares or securities of Parent issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy. The Shares Beneficially Owned by Stockholder as of the date of this Proxy are listed on the final page of this Proxy. Upon Stockholder's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and Stockholder hereby agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

      This Proxy is irrevocable, is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and between Palo Alto Acquisition Corporation, a Delaware corporation ("Buyer") and Stockholder (the "Voting Agreement"), and is granted in consideration of Buyer and its parent, Symphony Service Corp., a Delaware corporation ("Buyer Parent"), entering into that certain Stock Purchase Agreement (the "Purchase Agreement"), by and among Buyer Parent, Buyer and each of the shareholders of Stonehouse Technologies, Inc., a Texas corporation (the "Company"), set forth therein, including Parent. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Purchase Agreement shall have been terminated in accordance with its terms, (ii) such date and time as the Transaction shall become effective in accordance with the terms and conditions of the Purchase Agreement or (iii) upon the execution of a written agreement by all parties to the Voting Agreement.

      The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of Parent and in every written consent in lieu of such meeting:

            (a) in favor of adoption of the Purchase Agreement and consummation of the transactions contemplated thereby; and

            (b) against approval or adoption of any Acquisition Proposal or any other proposal that is intended or would reasonably be construed to be in opposition to, or in competition with, or in conflict with adoption of the Purchase Agreement and consummation of the transactions contemplated thereby.

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      The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. Stockholder may vote the Shares on all other matters.

      Any obligation of Stockholder hereunder shall be binding upon the successors and assigns of Stockholder.

      This Proxy is irrevocable. This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

      Dated: September 15, 2004

                                            STOCKHOLDER:

                                            By: ______________________________
                                            Name:

                                            Shares Beneficially Owned:

                                            _______shares of Parent Common Stock